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                                                                  Exhibit 10.7.1

                                 AMENDMENT NO. 1

                                     TO THE

                                    RPM, INC.

                      1996 KEY EMPLOYEES STOCK OPTION PLAN


         This Amendment No. 1 is made this 24th day of April, 1998 by the Compensation Committee of the Board of Directors of RPM, Inc. ("Company");

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Company has previously adopted the RPM, Inc. 1996 Key Employees Stock Option Plan ("Plan"); and

         WHEREAS, the Company desires to amend the Plan to permit certain Optionees thereunder to be able to transfer options that are not Incentive Stock Options to immediate family members of such Optionees; and

         WHEREAS, pursuant to Section 8 of the Plan, the Committee may amend the Plan subject to the approval of the Board of Directors of the Company;

         NOW, THEREFORE, pursuant to Section 8 of the Plan, the Committee does hereby amend the Plan subject to approval by the Board of Directors of the Company as follows:

         (1) Section 1 of the Plan is hereby amended to add the following paragraphs (m) and (n):

                  "(m) The words "Immediate Family" shall mean a Qualified Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws and other individuals who have a relationship to the Qualified Optionee arising because of a legal adoption.

                  (n) The words "Qualified Optionee" shall mean an Optionee who is either (i) the Chief Executive Officer or individuals acting in a similar capacity during the last completed fiscal year of the Company; or (ii) one of the four (4) most highly compensated executive officers, other than the Chief Executive Officer, at the end of the last completed fiscal year of the Company."

         (2) The second sentence of Section 5 of the Plan is hereby deleted in its entirety and replaced with the following sentence:


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                  "Notwithstanding the preceding sentence, a Key Employee who renounces in writing any right he or she may have to receive stock options under the Plan shall not be eligible to receive any stock options under the Plan; provided, however, that a Qualified Optionee who transfers any or all of his or her options pursuant to Section 7 (c) below shall continue to be eligible to receive stock options hereunder."

         (3) Paragraph (c) of Section 7 of the Plan is hereby deleted in its entirety and replaced with a new paragraph (c) to read as follows:

                  "(c) Limitation on Exercise and Transfer of Option. Except as otherwise provided in the event of an Optionee's death, only the Optionee may exercise an option, provided that (i) a guardian or other legal representative who has been duly appointed for such Optionee may exercise an option on behalf of the Optionee and (ii) a transferee of an option that has been transferred as permitted pursuant to subparagraph (C) below may exercise such transferred option subject to the terms and conditions of the Plan. No option granted hereunder shall be transferable other than (A) by the Last Will and Testament of the Optionee or, if the Optionee dies intestate, by the applicable laws of descent and distribution, (B) to the extent approved by the Committee, pursuant to a domestic relations order, or
                           (C) to the extent approved by the Committee with respect to any option that is not an Incentive Stock Option, by a Qualified Optionee who transfers such option to a member of his or her Immediate Family or to a trust or partnership established for the exclusive benefit of the members of his or her Immediate Family.

                           Notwithstanding subparagraph (C) above to the contrary, no transfer shall be made pursuant to said subparagraph (C):

                           (I) to the extent the transfer is made for consideration; or

                           (II) to the extent that such transferability would cause Form S-8 not to be available to register the Common Stock that is issuable upon exercise of the options so transferred.

                           Any purported assignment, transfer, pledge, hypothecation or other disposition of any of the options attempted contrary to the provisions of this Plan, or any levy of execution, attachment or other process attempted upon any of the options, shall be null and void and without effect. Any person to whom an option is transferred by the Optionee as permitted by subparagraph (C) above shall thereafter succeed to all of the rights of the Optionee with respect to exercising the option, provided that the transferee shall have the right to exercise such option only if and to the extent the



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                           Optionee would have had the right to exercise such
                           option had the transfer not been made."

         (4) The initial provision of Section 10 is hereby deleted in its entirety and replaced with the following provision:

                  "The Committee may condition its grant of any option hereunder upon receipt of an investment representation from the Optionee, or any other person or entity which is entitled to exercise an option hereunder, which shall be substantially similar to the following:"

         IN WITNESS WHEREOF, the Committee has caused this Amendment No. 1 to be executed as of the date set forth above.

                                            RPM, Inc. Compensation Committee



                                            By /s/ Edward B. Brandon
                                              ----------------------------------
                                              Edward B. Brandon, Chairman


                                             /s/ Kevin O'Donnell
                                            ------------------------------------
                                            Kevin O'Donnell


                                             /s/ Albert B. Ratner
                                            ------------------------------------
                                            Albert B. Ratner


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